RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between Amicus Therapeutics, Inc. (the “Company”) and [ ] (the “Participant”) as of this [ ] (the “Effective Date”).
WHEREAS, the Company maintains the Amended and Restated 2007 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors and consultants; and
WHEREAS, the Plan permits the grant of Restricted Stock Units; and
WHEREAS, in order to compensate the Participant for his or her service to the Board of Directors (the “Board”) of the Company, the Board approved this Award of Restricted Stock Units subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.
NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:
1.  Award of Restricted Stock Units. The Company hereby awards the Participant [ ] Restricted Stock Units, subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Restricted Units”). The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan.
2.  Vesting of Restricted Units. The Restricted Units are subject to a Restriction Period until they become vested in accordance with this Section 2. The Restricted Units are subject to the restrictions on transfer as set forth in Section 7.3(e).
(a) [Insert Description of Vesting]
(b) Upon cessation of the Participant’s membership on the Board for any reason other than death, Disability or Retirement, any Restricted Units which then remain subject to a Restriction Period will immediately and automatically, without any action on the part of the Company, be forfeited, and the Participant will have no further rights with respect to those shares.
(c) In the event of a cessation of the Participant’s membership on the Board due to death, Disability or Retirement, all outstanding Restricted Units that would have become vested between such cessation and the second anniversary of such cessation shall immediately become fully vested. Restricted Units that would vest after this two-year period will be immediately forfeited upon such cessation with no further compensation due to the Participant.
3.  Distribution of Shares.
(a) Upon the lapse of the Restricted Period applicable to the Restricted Units (and provided that appropriate arrangements have been made with the Company for any withholding or payment of any taxes that may be due with respect to such shares), the Company will issue shares of Common Stock to the Participant with respect to the Restricted Units that vest. Such shares may be issued in the Participant’s name by issuance of a stock certificate or certificates.

(b)  The Company may also condition delivery of certificates underlying the Restricted Units upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.
(c) Notwithstanding any provision in this Agreement to the contrary, if, as of the date of the cessation of the Participant’s membership on the Board, the Participant is a “specified employee” (within the meaning of Section 409A of the Code), then, to the extent required under Section 409A of the Code, shares of Common Stock with respect to the Restricted Units that vest upon such cessation, if any, will not be issued to such Participant until the date that is six months and one day after such cessation (or, if earlier, the Participant’s death).
4.  Substitute Property. If, while any of the Restricted Units remain subject to a Restricted Period, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Participant by reason of the Participant’s ownership of the Restricted Units, such securities will constitute Restricted Units for all purposes of this Agreement.
5.  Rights of Participant During Restricted Period. The Participant will not have any right to vote the Restricted Units during the Restricted Period. The Participant will have the right to receive dividends and distributions with respect to the Restricted Units; provided, however, that any cash dividends or distributions paid in respect of the Restricted Units while those units remain subject to a Restricted Period will be delivered to the Participant (without interest) only if and when the Restricted Units giving rise to such dividends or distributions become vested.
6.  Securities Laws. The Committee may from time to time impose any conditions on the Restricted Units as it deems necessary or advisable to ensure that the Restricted Units or any shares of Common Stock issued with respect to the Restricted Units are issued and sold in compliance with the requirements of any stock exchange or quotation system upon which the shares are then listed or quoted, the Securities Act of 1933 and all other applicable laws.

7.  Tax Consequences. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Restricted Units. The Participant has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
8.  The Plan. This Award of Restricted Units is subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, a copy of which has been provided to the Participant. Pursuant to the Plan, the Committee is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. All questions of interpretation and application of the Plan shall be determined by the Committee and any such determination shall be final, binding and conclusive.
9.  Consent to Electronic Delivery. The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.
10. Deemed Acceptance. The Participant hereby acknowledges that all Restricted Units granted under this Agreement are subject to and bound by the terms of this Agreement. A failure to affirmatively reject this award within [ ] following the Effective Date shall result in the automatic acceptance of the Restricted Units under the terms of this Agreement.
11.  Entire Agreement. This Agreement together with the Plan, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.
12.  Governing Law. This Agreement will be construed in accordance with the laws of the State of New Jersey, without regard to the application of the principles of conflicts of laws.
13.  Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.